UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  March 17, 2014

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

ITT  Educational Services, Inc. (the “Company) has entered into a Letter Agreement, dated as of March 17, 2014 (the “Letter Agreement”), relating to the Guarantee Agreement dated as of January 20, 2010 (the “Guarantee Agreement”), between the Company and Deutsche Bank Trust Company Americas, as Indenture Trustee and Collateral Agent (the “Secured Party”) under the Indenture and Credit Agreement dated as of January 20, 2010 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”) among PEAKS Trust 2009-1 (the “PEAKS Trust”), Deutsche Bank National Trust Company, as the Lender Trustee, and the Secured Party.  As previously disclosed, the Company has made payments on behalf of certain student borrowers under the PEAKS Private Student Loan Program (“PEAKS Program”) to help those borrowers avoid defaulting on their PEAKS Program private education loans (“Payments on Behalf of Borrowers”), which defaults would have triggered contractually required payments by the Company under the Guarantee Agreement.  In order to resolve differing interpretations of the permissibility of the Payments on Behalf of Borrowers under the PEAKS Program documents, the Company, the Secured Party and all of the current holders (the “Senior Creditors”) of the senior debt issued by the PEAKS Trust (the “Senior Debt”) entered into the Letter Agreement.

Pursuant to the Letter Agreement, the Secured Party agreed to waive any breach of the Guarantee Agreement or the Indenture that may have been caused by the Company making Payments on Behalf of Borrowers (including any failure to make any payments under the Guarantee Agreement as a result thereof) and any event of default that may have arisen or resulted under the Indenture as a result. By executing the Letter Agreement, all of the Senior Creditors consented to such waiver by the Secured Party.  The Letter Agreement also provides that each Senior Creditor agrees that it will not, and directs the Secured Party not to, take any action, seek any remedies or declare any default or event of default with respect to any breach of the Guarantee Agreement or the Indenture that may have been caused by the Company making Payments on Behalf of Borrowers (including any failure to make any payments under the Guarantee Agreement as a result thereof) and any event of default that may have arisen or resulted under the Indenture as a result.

In the Letter Agreement, the Company agreed not to make any further payments of any kind on behalf of any borrower in respect of a private education loan made under the PEAKS Program. The Company also agreed to pay $40.0 million to the account of the Secured Party, which payment will be considered a payment under the Guarantee Agreement and will be applied by the Secured Party principally to make a mandatory prepayment of the Senior Debt. The Company made the $40.0 million payment on March 20, 2014.  The impact of this payment on the Company’s recorded contingency liability is discussed in the Company’s press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

The above summary of the Letter Agreement is qualified in its entirety by the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 19, 2014, the Company received a notice from NYSE Regulations, Inc. that, as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”), the Company is subject to the procedures set forth in the New York Stock Exchange’s (“NYSE”) Listed Company Manual, Section 802.01E, “SEC Annual Report Timely Filing Criteria.”  The Company was required to file its 2013 Form 10-K on or before March 18, 2014 (“Extended Filing Due Date”), since the Company timely filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) to extend the original filing due date of March 3, 2014.

As previously disclosed in the Form 12b-25 filed by the Company, although the Company’s management has been working diligently to complete all of the required analyses and reviews, issues relating to the accounting treatment for the variable interest entity involved in PEAKS Program have caused delays associated with completing the Registrant’s financial statements, footnotes and related disclosures for the 2013 Form 10-K. The SEC’s ongoing investigation of the Company related to the Company’s actions and accounting associated with, among other things, the PEAKS Program has led to additional analyses and reviews being conducted by the Company related to the accounting treatment of the PEAKS Program, which additional analyses and reviews have resulted in delays in completing the Company’s financial statements and related disclosures. The Company submitted a preclearance request to the Office of the Chief Accountant of the SEC on March 18, 2014 relative to the accounting treatment for the variable interest entity involved in the PEAKS Program, and the Company is also continuing to work to complete other items necessary to finalize the Company’s financial statements, footnotes and related disclosures.

In accordance with the NYSE’s procedures, the Company is required to contact the NYSE to discuss the status of the 2013 Form 10-K and to issue a press release pertaining to the late filing by the fifth business day following the receipt of the NYSE’s notification.  The Company has contacted the NYSE to discuss the filing status and has issued the press release within the five-day period.  The Company has six months from the Extended Filing Due Date to cure the deficiency.  Subject to the NYSE’s ongoing oversight and review, the Company can regain compliance at any time during that six-month cure period once it files its 2013 Form 10-K with the SEC.  In the event the Company fails to file its 2013 Form 10-K by the expiration of the six-month cure period, the NYSE may commence proceedings to delist the Company’s common stock, unless the NYSE grants, in its sole discretion, a further extension of up to six months.  There can be no assurance that the NYSE would grant a further extension to the Company.

The Company’s common stock remains listed on the NYSE under the symbol “ESI,” but will be assigned an “LF” indicator by the NYSE to signify the Company’s late filing status.

The Company is working diligently to complete the 2013 Form 10-K and file it as soon as practicable.  Due to the uncertainty with respect to the timing of the completion of the necessary reviews and analyses, however, there can be no assurance that the Company will be able to file the 2013 Form 10-K within the NYSE’s six-month cure period.

Item 8.01	Other Events.

On March 21, 2014, the Company issued a press release pertaining to matters discussed in Items 1.01 and 3.01 above.  A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                   Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are being filed herewith:

Exhibit No.                                    Description

10.1
Letter Agreement, dated as of March 17, 2014, between ITT Educational Services, Inc., Deutsche Bank Trust Company Americas, as indenture trustee and collateral agent, and the holders of the senior debt signatory thereto

99.1	Text of Press Release issued by the Registrant dated March 21, 2014.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the Company's management concerning future developments and their potential effect on the Company. The Company cannot assure you that future developments affecting the Company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the inability of the Company to file the 2013 Form 10-K during any available cure period; the NYSE’s failure to grant a further extension of time in which the Company can file the 2013 Form 10-K; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the Company's eligibility to participate in, student financial aid programs utilized by the Company's students; business conditions and growth in the postsecondary education industry and in the general economy; the Company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the Company resulting in a change in control of the Company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the Company's ability to implement its growth strategies; the Company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the Company's existing program offerings and new curricula; the Company's ability to collect internally funded financing from its students; the Company’s exposure under its guarantees related to private student loan programs; the Company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2014

ITT Educational Services, Inc.

By:  /s/ Daniel M. Fitzpatrick
       Name: Daniel M. Fitzpatrick
       Title: Executive Vice President, Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1
Letter Agreement, dated as of March 17, 2014, between ITT Educational Services, Inc., Deutsche Bank Trust Company Americas, as indenture trustee and collateral agent, and the holders of the senior debt signatory thereto

     99.1                                                      Text of Press Release issued by the Registrant dated March 21, 2014